Exhibit 99.1
ANADIGICS ANNOUNCES THIRD QUARTER 2012 RESULTS

Quarterly Net Sales of $28.6 Million up 14% sequentially;
GAAP Loss of ($0.24) reduced 20% sequentially

WARREN, N.J., October 29, 2012—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported third quarter 2012 net sales of $28.6 million, an increase of 14.1% sequentially and a decrease of 23.1% from the third quarter of 2011. GAAP net loss for the third quarter of 2012 was $17.0 million, or ($0.24) per diluted share. Non-GAAP net loss for the third quarter of 2012, which excludes stock based compensation, adjustments to marketable securities and a restructuring charge, was $15.3 million, or ($0.21) per diluted share.

As of September 29, 2012, cash, cash equivalents and short and long-term marketable securities totaled $62.2 million.
“We are pleased to report significant progress in the third quarter as revenue from the ramping of new products exceeded declines in legacy products, resulting in sequential revenue growth of 14 percent,” said Ron Michels, president & CEO of ANADIGICS. “These results serve as evidence that our growth initiatives are beginning to take hold as we maintain our focus on introducing innovative products and expanding our served available markets. With a robust product development pipeline, strong design win activity and outstanding manufacturing prowess, we believe that ANADIGICS is well positioned for continued revenue growth and gross margin improvement.”
“The $2.6 million sequential improvement in our non-GAAP results demonstrates the leverage of the revenue increase and lower operating costs.” said Terry Gallagher, vice president and CFO. “Looking to the fourth quarter, we expect our financial performance to benefit from continued growth in wireless.”
The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, restructuring, and management separation charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.
Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call
ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 39275809 (available until November 5, 2012).

Recent Highlights

October 17 - ANADIGICS Launches New GaN Line Amplifier
October 3 - ANADIGICS Powers Samsung Galaxy Express
September 11 - ANADIGICS’ MMPA Powers Samsung Galaxy S Relay 4G
September 5 - ANADIGICS Introduces Dual-Band ProEficient™ Power Amplifiers

About ANADIGICS, Inc.
ANADIGICS, Inc. (NASDAQ: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards. ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs. Headquartered in Warren, NJ, the company's award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components that can be purchased individually or packaged as integrated RF and front-end modules. For more information, visit www.anadigics.com.

Safe Harbor Statement
Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net sales	$28,642	$37,264	$82,167	$116,310
Cost of sales	28,809	30,229	82,852	90,576
Gross (loss) profit	(167)	7,035	(685)	25,734
Research and development expenses	10,823	9,938	33,747	34,851
Selling and administrative expenses	5,597	7,360	18,773	24,125
Restructuring charges	605	-	2,338	1,047
Operating loss	(17,192)	(10,263)	(55,543)	(34,289)
Interest income	128	145	411	417
Interest expense	-	-	-	(25)
Other income, net	25	104	1,340	155
Net loss	$(17,039)	$(10,014)	$(53,792)	$(33,742)

Net loss per share
Basic and diluted	$(0.24)	$(0.15)	$(0.76)	$(0.50)

Basic and dilutive shares outstanding	71,143	67,997	70,520	67,550

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(17,039)	$(10,014)	$(53,792)	$(33,742)
Stock compensation expense (excluding Restructuring and Management separation charges)
Cost of sales	208	400	737	1,603
Research and development	387	512	1,373	2,217
Selling and administrative	598	1,318	2,605	3,872
Management separation charges
Research and development (1)	-	-	-	838
Selling and administrative (1)	-	-	-	2,111
Marketable securities redemptions and accretion (2)	(29)	(44)	(1,365)	(165)
Restructuring charges (1)	605	-	2,338	1,047
Non-GAAP net loss	$(15,270)	$(7,828)	$(48,104)	$(22,219)

Non-GAAP loss per share (*)
Basic and diluted	$(0.21)	$(0.12)	$(0.68)	$(0.33)

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges for nine months ended October 1, 2011 includes non-cash stock compensation of $568 and $116 in Research and development and Selling and administrative, respectively. Restructuring charges for the nine months ended September 29, 2012 includes non-cash stock compensation of $65.

(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 29, 2012	December 31, 2011
Assets	Unaudited

Current assets:
Cash and cash equivalents	$10,348	$32,695
Marketable securities	31,418	24,127
Accounts receivable	13,568	17,329
Inventory	17,524	19,733
Prepaid expenses and other current assets	3,713	3,198
Total current assets	76,571	97,082

Marketable securities	20,436	36,756
Plant and equipment, net	44,576	54,724
Other assets	218	239
	$141,801	$188,801

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$13,784	$11,905
Accrued liabilities	5,572	7,946
Accrued restructuring costs	517	-
Total current liabilities	19,873	19,851

Other long-term liabilities	2,120	2,425

Stockholders’ equity	119,808	166,525
	$141,801	$188,801

(*) The condensed balance sheet at December 31, 2011 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.